Exhibit 10.15

Heliostat Manufacturing and Supply Agreement Binding Term Sheet

The binding terms set out below are those agreed between the Parties on 21 December 2018 concerning the manufacturing and supply arrangements that apply to the Projects and the Developed Technology (as defined below).

Key Elements	Term
Parties	● Vast Solar Pty Ltd ABN 37 136 258 574, [***] (“Vast”); ● sbp sonne gmbh, a corporation incorporated under the laws of Germany, whose registered office is at [***] (“sbps”).
Recitals

●              Vast is developing concentrated solar thermal power (“CSP”) generation and storage technology and has commissioned a pilot plant in Jemalong, New South Wales, Australia to further develop its technology.

●              Vast will commercialise its technology by operating as an EPC of solar arrays and related services and technology including but not limited to the Developed Technology.

●              Sbps is a specialised engineering consulting firm which has designed heliostats for use in solar thermal heating and has more than 30 years experience in the design, testing and optimisation of solar thermal power systems.

●             Vast and sbps are parties to a CSP Technology Collaboration Agreement and Intellectual Property Agreement under which they have agreed to jointly develop the Developed Technology.

●              Vast and sbps may be jointly or separately engaged in Projects which will use the Developed Technology.

●              Vast will manufacture the Developed Technology for the Projects and will supply sbps with the Developed Technology under the terms of the Manufacturing and Supply Agreement.

Purpose

●              The Parties intend to enter into a Long Form Manufacturing and Supply Agreement corresponding to the terms of this Term Sheet.

●              Until such a Long Form Manufacturing and Supply Agreement is entered into, this Term Sheet is binding on its terms on and from the date of execution.

●              Each Party agrees to negotiate, in good faith and acting reasonably, the terms of any provisions of the Long Form Manufacturing and Supply Agreement which are intended to supersede the terms of this Term Sheet.

Collaboration

●              Vast and sbps agree to collaborate to market their respective technology and services which use or are related to the use of the Developed Technology.

●              Vast and sbps agree to work together in good faith in relation to each of their respective Projects that they may source, independently or jointly, to maximise the potential for the sale and distribution of the Developed Technology and their related services and products.

Key Elements	Term

Supply Terms

●              Vast will:

o               use its best efforts to develop the manufacturing and supply capability to commercialise the Developed Technology for the first Vast Project that involves CSP;

o               be the Competitive supplier of the Developed Technology to all sbps Projects;

o               at all times supply the Developed Technology so it meets the Specifications;

o               supply the Developed Technology at the location required at a rate which meats the agreed solar array development program for a Project; and

o               pay to sbps 2% of any revenue received by Vast from the manufacture and supply of the Developed Technology to any sbps Project excluding any Licence Fees payable to Vast.

Engineering Services

●              Vast will engage sbps to provide engineering services relating to the establishment of the solar array at the first Vast commercial 30 MW CSP plant to be built in Queensland, Australia, provided sbps’s commercial terms are Competitive.

●              For any subsequent Project, sbps will be engaged as project engineers for securing end optimising technology relating to the solar array using the Developed Technology including but not limited to:

o              Compiling DCD;

o              Conducting environmental loading analysis;

o              Adaptation engineering (for loading conditions, corrosion protection, etc.);

o              Reissuing drawings related to the Developed Technology;

o              Engineering services to optimise solar array layouts using the Developed Technology; and

o              Related engineering services to improve efficiencies and reductions in costs.

Project Special Requirements

●              In respect of any Projects which may have specific local manufacturing or other supply requirements Vast and Sbps agree to work with each other to accommodate these requirements.

●              Where a relevant government policy or regulations concerning the above point prevents the manufacture and supply by Vast of the Developed Technology then Vast will assist sbps in arranging the supply of the Developed Technology to a particular Project. This may mean that a local manufacturer and supplier of the Developed Technology will need to be appointed.

Project Step In Rights

●             While Vast will be established to be the supplier to all Projects and manufacturer of the Developed Technology, Vast agrees that its exclusive manufacturing rights end in relation to a particular sbps Project and sbps will grant manufacturing rights and supply the Developed Technology in the following circumstances:

●              where Vast is unable to supply the Developed Technology to a sbps Project in circumstances which are beyond its control for example a breach of a trade law or embargo, security issues or political instability at the location of the sbps Project;

●              if Vast has failed on two consecutive times to be appointed as a supplier of the Developed Technology mto a sbps Project arising from uncompetitive pricing;

●              if Vast refuses to supply the Developed Technology to a sbps Project within a reasonable timeframe;

Key Elements	Term

●              (Trigger Event).

●              On the occurrence of a Trigger Event during the course of a particular sbps Project, the Parties will work together in good faith whereby sbps (or its nominee) will assume full rights to the Project to enable sbps (or its nominee) to continue to manufacture and supply the Developed Technology to the sbps Project. Meanwhile, Vast will supply all information concerning manufacturing of the Developed Technology which is necessary to enable the execution of the sbps Project.

●              If a Party suffers an Insolvency Event or otherwise ceases to carry on business, the Parties will work together in good faith whereby the other Party (or its nominee) will assume full rights to the Project to enable that Party (or its nominee) to continue to manufacture and supply the Developed Technology to the Project.

Licence Fees	● Under the terms of the IP Agreement Vast and sbps have agreed to a mutual licence fee arrangement which will apply to any supply of the Developed Technology under this Term Sheet and any Long Form Manufacturing and Supply Agreement.
Retainer Payments

●              Where the parties have been unable to reach a binding agreement to supply the Developed Technology to a Project by 31 December 2020 Vast may elect to pay sbps an annual retainer of EUR100.000 to retain the exclusive manufacturing rights for the Developed Technology agreed in this Term Sheet.

●              The retainer will be payable on 1 January of each subsequent year for up to 3 years.

●              Should Vast not pay such a retainer then the manufacturing exclusivity agreed in this Term Sheet will lapse.

●             Any retainer payment may be set off against any Licence Fee payable to sbps in relation to any Project.

General Legal Terms

●              The Long Form Manufacturing and Supply Agreement will also contain, among other things, provisions general included in such an agreement including provisions governing the supply of non-conforming Developed Technology, warranties, liability and indemnity, further termination rights, Intellectual Property Rights and confidential information

●              The contents of this Term Sheet are confidential and may not be disclosed by the Parties other than to their directors, employees and professional advisers who have a need to know the information in the course of their duties, and only under terms of confidentiality.

●              The rights and obligations of each Party under this Term Sheet cannot be assigned or otherwise transferred without the prior written consent of the other Party, not to be unreasonably withheld.

●              This Term Sheet is governed by the laws of England and the Parties submit to and accept the exclusive jurisdiction of the courts of England.

●              This Term Sheet may be executed in any number of counterparts, each of which, when executed, is an original. Those counterparts together make one instrument.

Key Elements	Term
Definitions

In this Term Sheet, unless the context otherwise requires,

Competitive means the ability of a Party to offer its goods and/or services that meet the quality standards and performance standards of the local and world markets at prices that are competitive with other competitors while providing adequate other resources or conditions required by the person acquiring those goods and/or services, such as performance bond and financial warranty.

CSP Technology Collaboration Agreement means the services agreement entitled “VAST 2 Heliostat Collaboration” entered into between the Parties dated on or around the date of this Term Sheet, in respect of the development of a new small facet heliostat of approximately 6.4 sqm (Vast 2).

Developed Technology means Vast 2 and any subsequent Improvements to Vast 2 technology which shares a similar nature to the built prototype and described in Appendix I to the CSP Technology Collaboration Agreement.

Foreground IP has the meaning given the IP Agreement.

Improvements has the meaning given in the IP Agreement

Intellectual Property Rights has the meaning given in the IP Agreement.

IP Agreement means the IP Term Sheet and the Long Form IP Agreement.

IP Term Sheet means the binding term sheet entered into between the Parties dated on or around the date of this Term Sheet, in respect of the Intellectual Property Rights in the Developed Technology.

Joint Project means a project jointly initiated by Spbs and Vast for the supply of Developed Technology to one or more particular customers at a particular site.

Licence Fee means any licence fee payable under the Heliostat IP Agreement Binding Term Sheet or the Long Form IP Agreement that is entered into based on that Term Sheet.

Long Form IP Agreement means any long form agreement that is entered into by the Parties based on the IP Term Sheet.

Manufacturing and Supply Agreement means this Term Sheet and the Long Form Manufacturing and Supply Agreement.

Projects means a Vast Project, a sops Project and/or a Joint Project.

Spbs Project means a project initiated by Spbs for the supply of Developed Technology to one or more particular customers at a particular site.

Specification means the specifications for the Developed Technology that are agreed as deliverables under the CSP Technology Collaboration Agreement

Vast Project means a project initiated by Vast for the supply of Developed Technology to one or more particular customers at a particular site.

Vast 2 has the meaning given in the definition of CSP Technology Collaboration Agreement.

SIGNED at Vast Solar, Sydney_ on this_23 December 2018
For and on behalf of Vast
Signature:	/s/ Craig Wood
Name:	Craig Wood
Designation:	CEO & Director

SIGNED at sbps Stuttgart__ on this_21 December 2018
For and on behalf of schlaich bergermann partner, sbp sonne GmbH
Signature:	/s/ Markus Balz
Name:	Markus Balz
Designation:	Managing Director

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